FORM 8-K  3
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USVO                                          USA VIDEO INTERACTIVE AND EDIRECT,
USA VIDEO INTERACTIVE CORP                        INC.  FORM STRATEGIC SALES AND
                                                           MARKETING PARTNERSHIP

EDIRECT.COM(TM)
targeted Opt-in email

MYSTIC,  CONNECTICUT,  JANUARY  17,  2002  --  USA Video Interactive Corporation
(OTCBB:  USVO;  CDNX:  US;  BSE:  USF, www.usvo.com) today announced that it has
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signed  a  strategic  sales  and  marketing  agreement  with  eDirect,  Inc.
(www.edirect.com), the nation's largest owner of opt-in email names.  Within the
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context  of this agreement, eDirect may market and sell USVO's Zmail services on a preferred provider basis for use in marketing, corporate communications, and customer service email campaigns. Likewise, USVO will market and rent eDirect's opt-in email lists to its customers. The agreement, which is for one year, creates a new sales and marketing channel for USVO's Zmail marketing and communications technology.

"eDirect's powerful marketing solutions are well-matched to the value-added features of Zmail," said Daniel Kinnaman, USVO's Senior Vice President of Sales and Marketing. "We are extremely pleased to launch this partnership, and we look forward to the benefits it will bring to our clients and our shareholders."

"As the leader in e-mail marketing, eDirect's partnership with USVO will help to fulfill our customers' demand for video streaming and online commercials," said Michael Brauser, CEO and President of eDirect. "eDirect has been the leader in text based and html e-mail marketing for years and most recently video streaming, and now our customer base of over 2,000 will have access to video streaming commercials at a fraction of the cost of a TV commercial."

ABOUT  EDIRECT
EDirect, located in Boca Raton, Florida, is the leading provider of integrated precision marketing tools for online and offline environments, enabling marketers to identify, target, reach and build relationships with consumers. The company has a significant advantage over existing competitors, in that it has the ability to verify the validity of all email addresses and to append traditional data with email data to produce greater results. eDirect employs a talented team of experienced technologists and seasoned marketing professionals dedicated to serving its customers. For more information visit their website at www.edirect.com.
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ABOUT  USA  VIDEO  INTERACTIVE
USVO  (www.usvo.com)  is  a  developer  and  supplier of Internet media delivery
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services,  systems,  and  innovative  end-to-end  solutions.  The  company  has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value


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                                                                     FORM 8-K  4
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propositions  to  individual  vertical  markets  with  functionality  designed specifically for those markets. Beyond high quality media delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. USVO has created Zmail, which uses StreamHQ(TM) to deliver rich media emails for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
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USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street; Mystic, CT
06355; (800) 625-2200; (860) 572-1560.  Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin and Frankfurt Stock Exchanges: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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This  press  release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.


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